VITESSE ENERGY ANNOUNCES SECOND QUARTER 2025 RESULTS

GREENWOOD VILLAGE, Colo. – August 4, 2025 – Vitesse Energy, Inc. (NYSE: VTS) (“we,” “our,” “Vitesse,” or the “Company”) today reported the Company’s second quarter 2025 financial and operating results.

SECOND QUARTER 2025 HIGHLIGHTS

•As previously announced, declared a quarterly cash dividend of $0.5625 per common share to be paid on September 30, 2025

•Net income of $24.7 million and Adjusted Net Income(1) of $18.4 million

•Adjusted EBITDA(1) of $61.1 million

•Cash flow from operations of $66.0 million and Free Cash Flow(1) of $21.9 million

•Production of 18,950 barrels of oil equivalent (“Boe”) per day (65% oil)

•Total cash development capital expenditures and acquisition costs of $35.7 million

•Total debt of $106.0 million and Net Debt to Adjusted EBITDA ratio(1) of 0.43

•Resolution of legal dispute with key operator resulted in cash payment of $24 million and renegotiated arrangements for sale of gas production beginning July 1, 2025

(1) Non-GAAP financial measure; see reconciliation schedules at the end of this release

MANAGEMENT COMMENTS

"In the second quarter, we fully integrated the Lucero assets, successfully settled a multi-year lawsuit, continued to invest capital selectively, and used our free cash flow to pay down debt,” said Bob Gerrity, Vitesse’s Chairman and Chief Executive Officer. “In addition, we capitalized on a period of increased oil prices resulting from the conflict in the Middle East by adding oil hedges in 2025 and 2026 at price levels that support our dividend. As a result, we believe we are well positioned to benefit from the transaction opportunity set, especially for non-operated assets.”

STOCKHOLDER RETURNS

In July 2025, Vitesse’s Board of Directors declared its third quarter cash dividend for Vitesse’s common stock of $0.5625 per share for stockholders of record as of September 15, 2025, which will be paid on September 30, 2025.

On June 30, 2025, the Company paid its second quarter cash dividend of $0.5625 per share to common stockholders of record as of June 16, 2025.

FINANCIAL AND OPERATING RESULTS

Effective May 28, 2025, Vitesse resolved pending litigation with one of its largest operators related to post-production revenue deductions. As a result, during the quarter, Vitesse received a one-time cash payment of $24 million. The Company recorded the payment as described below in its consolidated statements of operations.

In addition to the one-time cash payment, Vitesse has elected to take virtually all of its gas production in-kind from related wells. As such, the Company entered into long-term gas gathering, processing, and marketing agreements with the operator and its affiliates.

Second quarter net income was $24.7 million and Adjusted Net Income was $18.4 million. Adjusted EBITDA was $61.1 million. See “Non-GAAP Financial Measures” below.

Oil and natural gas production for the second quarter of 2025 averaged 18,950 Boe per day, a sequential increase of 27% from the first quarter of 2025, primarily attributable to closing the previously announced accretive acquisition of Lucero Energy Corp. (“Lucero”) on March 7, 2025. Oil represented 65% of production and 81% of total oil and natural gas revenue. Total revenue which includes $16.9 million related to the litigation settlement, plus the effects of our realized hedges, was $87.0 million.

Vitesse’s average realized oil and natural gas prices before hedging were $59.50 per Bbl and $4.17 per Mcf, respectively, during the second quarter of 2025. Excluding the effect of the litigation settlement, average realized oil and natural gas prices during the second quarter of 2025 were $56.58 per Bbl and $0.42 per Mcf, respectively. The Company had hedges covering 58% of oil production in the second quarter of 2025 and its realized oil price with hedging was $64.21 per Bbl, or $61.29 excluding the litigation settlement.

Lease operating expenses in the second quarter of 2025 were $19.6 million, or $11.38 per Boe. General and administrative expenses for the second quarter of 2025 totaled $0.3 million, or $0.18 per Boe, which included $0.3 million of costs related to the Lucero acquisition and the offset of approximately $7.1 million of litigation costs previously expensed. Excluding these items, G&A was $3.47 per Boe.

LIQUIDITY AND CAPITAL EXPENDITURES

As of June 30, 2025, Vitesse had $2.0 million in cash and $106.0 million of borrowings outstanding on its revolving credit facility. Vitesse had total liquidity of $146.0 million as of June 30, 2025, consisting of cash and $144.0 million of committed borrowing availability under its revolving credit facility.

During the quarter, Vitesse invested $35.6 million in development capital expenditures and $0.1 million in acquisitions of oil and gas properties.

OPERATIONS UPDATE

As of June 30, 2025, the Company owned an interest in 282 gross (7.9 net) wells that were either drilling or in the completion phase, and another 418 gross (15.1 net) locations that had been permitted for development.

2025 ANNUAL GUIDANCE

Vitesse’s previously provided 2025 annual guidance is set forth below.

2025 Guidance
Annual Production (Boe per day)	15,000 - 17,000
Oil as a Percentage of Annual Production	64% - 68%
Total Capital Expenditures ($ in millions)	$80 - $110

SECOND QUARTER 2025 RESULTS
The following table sets forth selected financial and operating data for the periods indicated.

	QUARTER ENDED JUNE 30,		INCREASE (DECREASE)
($ in thousands, except production and per unit data)	2025	2024	AMOUNT	PERCENT
Financial and Operating Results:
Revenue
Oil	$66,611	$64,127	$2,484	4%
Natural gas	15,144	2,471	12,673	513%
Total revenue	$81,755	$66,598	$15,157	23%
Operating Expenses
Lease operating expense	$19,629	$12,272	$7,357	60%
Production taxes	6,180	5,426	754	14%
General and administrative	311	4,724	(4,413)	(93%)
Depletion, depreciation, amortization, and accretion	34,576	25,315	9,261	37%
Equity-based compensation	2,403	2,047	356	17%
Interest Expense	$2,539	$2,585	$(46)	(2%)
Commodity Derivative Gain, Net	$18,451	$379	$18,072	*
Income Tax (Benefit) Expense	$9,871	$3,678	$6,193	168%
Production Data:
Oil (MBbls)	1,119	859	260	30%
Natural gas (MMcf)	3,630	2,217	1,413	64%
Combined volumes (MBoe)	1,724	1,229	495	40%
Daily combined volumes (Boe/d)	18,950	13,504	5,446	40%
Average Realized Prices before Hedging:
Oil (per Bbl)	$59.50	$74.63	$(15.13)	(20%)
Natural gas (per Mcf)	4.17	1.11	3.06	276%
Combined (per Boe)	47.41	54.20	(6.79)	(13%)
Average Realized Prices with Hedging:
Oil (per Bbl)	$64.21	$73.42	$(9.21)	(13%)
Natural gas (per Mcf)	4.17	1.11	3.06	276%
Combined (per Boe)	50.47	53.36	(2.89)	(5%)
Average Costs (per Boe):
Lease operating	$11.38	$9.99	$1.39	14%
Production taxes	3.58	4.42	(0.84)	(19%)
General and administrative	0.18	3.84	(3.66)	(95%)
Depletion, depreciation, amortization, and accretion	20.05	20.60	(0.55)	(3%)

*Not meaningful

COMMODITY HEDGING

Vitesse hedges a portion of its expected oil, natural gas, and natural gas liquids production volumes to increase the predictability and certainty of its cash flow and to help maintain a strong financial position to support its dividend. Based on the midpoint of its 2025 guidance, Vitesse has approximately 71% of its remaining 2025 oil production hedged at a weighted average price of $69.83 per barrel and 49% of its remaining 2025 natural gas production hedged at a weighted average floor of $3.73 per MMBtu.

As of June 30, 2025, the Company had the following crude oil swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Bbls)	WEIGHTED AVERAGE FIXED PRICE
WTI-NYMEX	Q3 2025	683,204	$69.69
WTI-NYMEX	Q4 2025	609,166	$69.99
WTI-NYMEX	Q1 2026	406,791	$66.94
WTI-NYMEX	Q2 2026	377,509	$66.94
WTI-NYMEX	Q3 2026	226,679	$65.50
WTI-NYMEX	Q4 2026	213,155	$65.52

As of June 30, 2025, the Company had the following natural gas collars:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FLOOR/CEILING PRICE
Henry Hub-NYMEX	Q3 2025	1,465,100	$3.74 / $5.86
Henry Hub-NYMEX	Q4 2025	1,357,000	$3.73 / $5.85
Henry Hub-NYMEX	Q1 2026	1,266,700	$3.73 / $5.00
Henry Hub-NYMEX	Q2 2026	1,188,700	$3.73 / $5.00
Henry Hub-NYMEX	Q3 2026	1,120,800	$3.72 / $4.99
Henry Hub-NYMEX	Q4 2026	1,062,700	$3.72 / $4.99
Henry Hub-NYMEX	Q1 2027	795,000	$4.00 / $5.68

As of June 30, 2025, the Company had the following natural gas basis swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (MMbtu)	WEIGHTED AVERAGE FIXED PRICE
Chicago City Gate to Henry Hub	Q3 2025	1,465,100	$(0.350)
Chicago City Gate to Henry Hub	Q4 2025	1,357,000	$(0.350)
Chicago City Gate to Henry Hub	Q1 2026	1,266,700	$(0.121)
Chicago City Gate to Henry Hub	Q2 2026	1,188,700	$(0.121)
Chicago City Gate to Henry Hub	Q3 2026	1,120,800	$(0.121)
Chicago City Gate to Henry Hub	Q4 2026	1,062,700	$(0.121)
Chicago City Gate to Henry Hub	Q1 2027	795,000	$0.300

As of June 30, 2025, the Company had the following natural gas liquids swaps:

INDEX	SETTLEMENT PERIOD	VOLUME HEDGED (Gallons)	WEIGHTED AVERAGE FIXED PRICE
Mont Belvieu Ethane	2025	1,323,000	$0.26
Conway Propane	2025	1,311,000	$0.71
Mont Belvieu Iso-Butane	2025	171,000	$0.90
Mont Belvieu Normal Butane	2025	486,000	$0.86
Mont Belvieu Ethane	2026	2,176,000	$0.26
Conway Propane	2026	2,153,000	$0.71
Mont Belvieu Iso-Butane	2026	282,000	$0.90
Mont Belvieu Normal Butane	2026	798,000	$0.86

The following table presents Vitesse’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented:

	QUARTER ENDED JUNE 30,
(in thousands)	2025	2024
Realized gain (loss) on commodity derivatives (1)	$5,271	$(1,033)
Unrealized gain on commodity derivatives (1)	13,180	1,412
Total commodity derivative gain	$18,451	$379

(1)Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the consolidated statements of operations included below. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful, providing a better understanding of our hedge position.

Q2 2025 EARNINGS CONFERENCE CALL

In conjunction with Vitesse’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Tuesday, August 5, 2025 at 11:00 a.m. Eastern Time.

An updated corporate slide presentation that may be referenced on the conference call will be posted prior to the conference call on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

Those wishing to listen to the conference call may do so via the Company’s website or by phone as follows:

Website: https://event.choruscall.com/mediaframe/webcast.html?webcastid=zSuC2lWE

Dial-In Number: 877-407-0778 (US/Canada) and 201-689-8565 (International)

Conference ID: 13755059 - Vitesse Energy Second Quarter 2025 Earnings Call

Replay Dial-In Number: 877-660-6853 (US/Canada) and 201-612-7415 (International)

Replay Access Code: 13755059 - Replay will be available through August 12, 2025

UPCOMING INVESTOR EVENTS

Vitesse management will be participating in the upcoming investor events:

•EnerCom Denver Energy Conference - Denver - August 18-19, 2025.
•Midwest IDEAS Conference - Chicago - August 27, 2025.

Any investor presentations to be used for this event will be posted prior to the event on Vitesse’s website, www.vitesse-vts.com, in the “Investor Relations” section of the site, under “News & Events,” sub-tab “Presentations.”

ABOUT VITESSE ENERGY, INC.

Vitesse Energy, Inc. is focused on returning capital to stockholders through owning financial interests predominantly as a non-operator in oil and gas wells drilled by leading US operators.

More information about Vitesse can be found at www.vitesse-vts.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this release regarding Vitesse’s financial position, operating and financial performance, business strategy, dividend plans and practices, guidance, plans and objectives of management for future operations, and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Vitesse’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in oil and natural gas prices; the pace of drilling and completions activity on Vitesse’s properties; Vitesse’s ability to acquire additional development opportunities; potential acquisition transactions; integration and benefits of acquisitions, including the Lucero acquisition, or the effects of such acquisitions on Vitesse’s cash position and levels of indebtedness; changes in Vitesse’s reserves estimates or the value thereof; disruptions to Vitesse’s business due to acquisitions and other significant transactions; the ultimate timing, outcome, and results of integrating and executing on Lucero’s operations; infrastructure constraints and related factors affecting Vitesse’s properties; cost inflation or supply chain disruption; ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline; the impact of general economic or industry conditions, nationally and/or in the communities in which Vitesse conducts business, including central bank policy actions, bank failures and associated liquidity risks; changes in the interest rate environment, legislation or regulatory requirements; changes in US trade policy, including the imposition of and change in tariffs and resulting consequences; conditions of the securities markets; Vitesse’s ability to raise or access capital; cyber-related risks; changes in accounting principles, policies or guidelines; and financial or political instability, health-related epidemics, acts of war (including conflicts in the Middle East and Ukraine) or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Vitesse’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of Vitesse’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause Vitesse’s actual results to differ from those set forth in the forward looking statements.

Vitesse has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Vitesse’s control. Vitesse does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

FINANCIAL INFORMATION

VITESSE ENERGY, INC.
Condensed Consolidated Statements of Operations (Unaudited)

	FOR THE THREE MONTHS ENDED		FOR THE SIX MONTHS ENDED
	JUNE 30,		JUNE 30,
(In thousands, except share data)	2025	2024	2025	2024
Revenue
Oil	$66,611	$64,127	$125,535	$121,491
Natural gas	15,144	2,471	22,390	6,301
Total revenue	81,755	66,598	147,925	127,792
Operating Expenses
Lease operating expense	19,629	12,272	33,484	24,063
Production taxes	6,180	5,426	11,953	11,226
General and administrative	311	4,724	12,442	10,098
Depletion, depreciation, amortization, and accretion	34,576	25,315	61,139	48,860
Equity-based compensation	2,403	2,047	4,873	3,652
Total operating expenses	63,099	49,784	123,891	97,899
Operating Income	18,656	16,814	24,034	29,893
Other Income (Expense)
Commodity derivative gain (loss), net	18,451	379	18,279	(13,445)
Interest expense	(2,539)	(2,585)	(5,443)	(4,788)
Other (expense) income	(38)	(2)	126	28
Total other income (expense)	15,874	(2,208)	12,962	(18,205)

Income Before Income Taxes	$34,530	$14,606	$36,996	$11,688

(Provision for) Benefit from Income Taxes	(9,871)	(3,678)	(9,669)	(2,946)

Net Income	$24,659	$10,928	$27,327	$8,742

Weighted average common shares – basic	39,104,962	30,046,190	36,106,598	29,990,077
Weighted average common shares – diluted	40,967,995	33,026,818	38,043,765	32,984,826
Net income per common share – basic	$0.62	$0.36	$0.76	$0.29
Net income per common share – diluted	$0.60	$0.33	$0.72	$0.27

VITESSE ENERGY, INC.
Condensed Consolidated Balance Sheets (Unaudited)

	JUNE 30,	DECEMBER 31,
(in thousands, except shares)	2025	2024
Assets
Current Assets
Cash	$1,962	$2,967
Revenue receivable	46,948	39,788
Commodity derivatives	14,214	3,842
Prepaid expenses and other current assets	4,853	4,314
Total current assets	67,977	50,911
Oil and Gas Properties-Using the successful efforts method of accounting
Proved oil and gas properties	1,497,972	1,315,566
Less accumulated DD&A and impairment	(624,238)	(563,590)
Total oil and gas properties, net	873,734	751,976
Other Property and Equipment—Net	153	182
Commodity derivatives	2,252	284
Other noncurrent assets	7,388	7,540
Total assets	$951,504	$810,893
Liabilities and Equity
Current Liabilities
Accounts payable	$24,437	$34,316
Accrued liabilities	47,065	65,714
Commodity derivatives	—	299
Other current liabilities	268	—
Total current liabilities	71,770	100,329
Revolving credit facility	106,000	117,000
Deferred tax liability	81,123	72,001
Asset retirement obligations	13,185	9,652
Commodity derivatives	565	94
Other noncurrent liabilities	6,986	11,483
Total liabilities	$279,629	$310,559
Commitments and Contingencies
Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized; 0 shares issued at June 30, 2025 and December 31, 2024, respectively	—	—
Common stock, $0.01 par value, 95,000,000 shares authorized; 40,617,302 and 32,650,889 shares issued at June 30, 2025 and December 31, 2024, respectively	406	326
Additional paid-in capital	649,267	505,133
Accumulated earnings (deficit)	22,202	(5,125)
Total equity	671,875	500,334
Total liabilities and equity	$951,504	$810,893

NON-GAAP FINANCIAL MEASURES

Vitesse defines Adjusted Net Income as net income before (i) non-cash gains and losses on unsettled derivative instruments, (ii) non-cash equity-based compensation, (iii) provision for income taxes, and (iv) certain other items such as material general and administrative costs related to the Lucero acquisition; reduced by the estimated impact of income tax expense.

Net Debt is calculated by deducting cash on hand from the amount outstanding on our revolving credit facility as of the balance sheet or measurement date.

Adjusted EBITDA is defined as net income before expenses for interest, income taxes, depletion, depreciation, amortization and accretion, and excludes non-cash equity-based compensation and non-cash gains and losses on unsettled derivative instruments in addition to certain other items such as material general and administrative costs related to the Lucero acquisition.

Vitesse defines Free Cash Flow as cash flow from operations, adjusting for changes in operating assets and liabilities in addition to certain other items such as material general and administrative costs related to the Lucero acquisition, less development of oil and gas properties.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of financial performance. Specifically, management believes the non-GAAP financial measures included herein provide useful information to both management and investors by excluding certain items that management believes are not indicative of Vitesse’s core operating results. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring Vitesse’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. A reconciliation of each of the non-GAAP financial measures to the most directly comparable GAAP measure is included below.

RECONCILIATION OF ADJUSTED NET INCOME

(in thousands)	FOR THE THREE MONTHS ENDED JUNE 30, 2025
Net Income	$24,659
Add:
Unrealized (gain) loss on derivative instruments	(13,180)
Equity-based compensation	2,403
G&A costs related to Lucero acquisition	264
Provision for income taxes	9,871
Adjusted Income Before Adjusted Income Tax Expense	$24,017

Adjusted Income Tax Expense(1)	(5,596)

Adjusted Net Income (non-GAAP)	$18,421

(1)The Company determined the income tax impact on the “Adjusted Income Before Adjusted Income Tax Expense” using the relevant statutory tax rate of 23.3%.

RECONCILIATION OF NET DEBT AND ADJUSTED EBITDA

(in thousands except for ratio)	AT JUNE 30, 2025
Revolving credit facility	106,000
Less: Cash	1,962
Net Debt	$104,038

FOR THE THREE MONTHS ENDED JUNE 30, 2025
Net Income	$24,659
Add:
Interest expense	2,539
Provision for income taxes	9,871
Depletion, depreciation, amortization, and accretion	34,576
Equity-based compensation	2,403
Unrealized (gain) loss on derivative instruments	(13,180)
G&A costs related to Lucero acquisition	264
Adjusted EBITDA(1)	$61,132

Annualized Adjusted EBITDA	$244,528
Net Debt to Adjusted EBITDA ratio	0.43

(1)Includes $24 million benefit from resolution of legal dispute with a key operator.

RECONCILIATION OF FREE CASH FLOW

(in thousands)	FOR THE THREE MONTHS ENDED JUNE 30, 2025
Net cash from changes in operating activities	$66,016
Add:
Changes in operating assets and liabilities	(8,759)
G&A costs related to Lucero acquisition	264
Cash flow from operations before changes in operating assets and liabilities	57,521
Less: development of oil and gas properties	(35,617)
Free Cash Flow	$21,904

INVESTOR AND MEDIA CONTACT
Ben Messier, CFA
Director – Investor Relations and Business Development
(720) 532-8232
benmessier@vitesse-vts.com